SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:        (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 23, 2013, Cubist Pharmaceuticals, Inc. (“Cubist”) appointed Kenneth J. Martin to its Board of Directors (the “Board”).  Mr. Martin will also serve on the Audit Committee of the Board.  With the addition of Mr. Martin, the Board consists of twelve members, eleven of whom are independent under applicable laws and regulations.

Mr. Martin served as the Chief Financial Officer and Vice Chairman of Wyeth, formerly American Home Products, from 2000 to 2007, before retiring in 2007.  Mr. Martin joined American Home Products in 1984 as Assistant Director of Corporate Compliance and subsequently held the position of Senior Vice President of Finance for American Home Food Products.  In 1989, he was appointed Vice President and Comptroller of American Home Products Corporation.  In 1992, he became Executive Vice President for American Home Food Products.  In 1994, he was promoted to Executive Vice President of Whitehall-Robins Healthcare and in 1995, President of American Home Food Products.  He was named President of Whitehall-Robins Healthcare in 1997 and Senior Vice President and Chief Financial Officer of Wyeth-Ayerst Pharmaceuticals in 1998.  In 2000, he was appointed Senior Vice President and Chief Financial Officer of Wyeth and in 2002, he was named Executive Vice President and Chief Financial Officer.  Mr. Martin has served as a member of the board of directors of WABCO Holdings, Inc., a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles, since July 2007.  He previously served as a member of the board of directors of Talecris Biotherapeutics Holdings Corp. from 2007 to 2011.

In connection with his appointment to the Board and pursuant to Cubist’s 2012 Equity Incentive Plan, Mr. Martin was granted an option to purchase 14,686 shares of Cubist’s common stock at an exercise price of $64.34 per share, the closing price of Cubist’s common stock on September 24, 2013, the grant date.  The option will vest over a three-year period in a series of equal quarterly installments beginning on the first day of each calendar quarter following the grant date, subject to continued service on the Board through each vesting date.  Mr. Martin will also receive Cubist’s standard non-employee director compensation, which Cubist discloses in its Definitive Proxy Statement on Form DEF-14A that Cubist files with the Securities and Exchange Commission, including annual equity incentive awards, an annual retainer for Board service, including attending meetings of the Board, and fees for attending meetings of any Board committee on which he may serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Date:  September 26, 2013